UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 7, 2012

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QUALITY DISTRIBUTION, INC.
(Exact name of registrant as specified in its charter)

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Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200
Tampa, Florida 33610
(Address of principal executive offices including Zip Code)

(813) 630-5826
(Registrant’s telephone number, including area code)

N.A.
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2012, Quality Distribution, Inc. (the “Company”) completed its previously announced acquisition (the “Bice Acquisition”) of the operating assets of Wylie Bice Trucking, LLC (“Bice”) pursuant to that certain Asset Purchase Agreement (the “Bice APA”), dated as of May 7, 2012, by and among the Company; Quality Carriers, Inc. (“Quality Carriers”), an Illinois corporation and an indirect, wholly owned subsidiary of the Company; Wylie Bice Trucking, LLC (“Bice Trucking”), a North Dakota limited liability company; and Wylie C. Bice, the sole member of Bice Trucking.  The Company acquired the operating assets of Bice Trucking for total consideration (subject to certain adjustments) of $47,580,000 consisting of $29,400,000 in cash, $12,780,000 in the form of one or more promissory notes and $5,400,000 of common stock of the Company.  In addition, the Company agreed to (i) the assumption of certain liabilities and (ii) certain deferred earn-out payments of up to an additional $11,400,000, if certain future operating and financial performance criteria are satisfied.

The foregoing description of the Bice APA and the transactions thereunder, including the Bice Acquisition, is not complete and is qualified in its entirety by reference to the Bice APA, which is attached hereto as Exhibit 2.1.

The Bice Acquisition has been referenced in this communication to provide investors and shareholders with information regarding its terms.  Such reference is not intended to provide any other factual information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Bice APA were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Bice APA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Bice APA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Bice APA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, or any of its subsidiaries or affiliates.   Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Bice APA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events.

    On June 4, 2012 the Company issued a press release announcing the completion of the Bice Acquisition.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

If and to the extent required, the financial statements provided for by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c) Pro Forma Financial Information.

If and to the extent required, the financial statements provided for by Item 9.01(b) of Form 8-K will be furnished by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description of Exhibits

2.1	Asset Purchase Agreement, dated May 7, 2012 by and among Quality Carriers, Inc., Wylie Bice Trucking, LLC and Wylie C. Bice

99.1	Press Release of Quality Distribution, Inc. dated June 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2012	QUALITY DISTRIBUTION, INC.
	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	Asset Purchase Agreement, dated May 7, 2012 by and among Quality Carriers, Inc., Wylie Bice Trucking, LLC and Wylie C. Bice

99.1	Press Release of Quality Distribution, Inc. dated June 4, 2012